UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2011

GRYPHON GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-127635	92-0185596
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

611 N. Nevada Street
Carson City, Nevada 89703
(Address of principal executive offices)  (Zip Code)

 (775) 883-1456
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Gryphon Gold Corporation (the “Registrant”) entered into an agency agreement dated effective November 14, 2011, (the “Agency Agreement”) with Acumen Capital Finance Partners Limited (“Acumen”) and Roth Capital Partners, LLC (“Roth”, and together with Acumen, the “Agents”) pursuant to which the Agents agreed to act as the exclusive agents of the Registrant to offer 4,479 units (“Units”) of the Registrant on a private placement basis at the price of CAD$1,000.00 per Unit for aggregate gross proceeds to the Registrant of approximately CAD$4,479,000 (the “Private Placement”).  Each Unit was comprised of (a) 2011 Series B 10% subordinated secured notes maturing on November 22, 2012 (“Debentures”), each with a principal face value of CAD$1,000, and (b) 750 warrants (“Warrants”) exercisable to acquire one share of common stock of the Registrant at an exercise price of US$0.40, with an expiration date of May 22, 2013.   The Registrant paid the Agents a cash fee equal to 6.5% of the aggregate gross proceeds of the Private Placement, totaling CAD$291,135.

On November 22, 2011, the Registrant entered into 2011 Series B note and purchase agreements (“Purchase Agreements”) with purchasers of the Units of the Registrant in the Private Placement (each, a “Purchaser”).  The Registrant agreed to issue and sell to each Purchaser, and each Purchaser agreed to purchase from the Registrant, a number of Units for the purchase price of CAD$1,000 per Unit.  The Registrant granted, for the benefit of the Purchaser, as secured party, a security interest in certain of its property and assets, including a pledge of 100% of the issued and outstanding shares of common stock of Borealis Mining Company.

In connection with the Private Placement, the Registrant entered into a note indenture dated November 22, 2011  (“Note Indenture”) with Computershare Trust Company of Canada (“Trustee”) providing for the terms and conditions upon which the Debentures were to be created, issued and held, as well as the rights of the Purchasers of the Debentures, the Registrant and the Trustee. Under the Note Indenture, the Debentures are not redeemable at the option of the Registrant.  In the event of a Change of Control (as defined in the Note Indenture), the Registrant will be required to make an offer to purchase, within 30 days following the completion of the Change of Control, of all of the Debentures for cash at a price equal to 110% of the principal amount plus accrued and unpaid interest.  If Holders holding 90% or more of the outstanding Debentures choose to accept the Registrant’s offer, the Registrant will have the right to redeem all of the Debentures remaining outstanding.  The Registrant has the right at any time to purchase any or all of the Debentures by tender or by private contract.

In connection with the Private Placement, the Registrant entered into a pledge and security agreement dated November 22, 2011 (“Pledge and Security Agreement”) with Trustee as trustee to the holders of the Debentures (“Subordinate Note Holders”).  The Registrant agreed to grant Trustee, for the benefit of the Subordinate Note Holders, subject to Senior Credit Obligations (as defined in the Noted Indenture), a lien on and security interest in all of the Registrant’s right, title and interest in various collateral, including inventory, equipment, receivables, contract rights, investment properties, other properties and proceeds, in addition to 100% of the issued and outstanding shares of common stock of Borealis Mining Company.

In connection with the Private Placement, the Registrant entered into a subordination agreement (“Subordination Agreement”) with Trustee as trustee to the Subordinate Note Holders for the benefit of the holders of 10% subordinate secured notes (“Senior Note Holders”), due July 27, 2012, in the aggregate principal amount of CAD$3,000,000 (“July Debentures”), issued by the Registrant in its July 27, 2011 private placement as reported on Current Report in its Form 8-K filed with the Securities and Exchange Commission on July 27, 2011.  The Trustee agreed, on behalf of the Subordinate Note Holders, that the Registrant’s payment obligations under the Debentures and the security interest in the collateral securing Registrant’s payment obligations under the Debentures will at all times be subordinate in priority of payment to the Registrant’s payment obligations and security interest in the collateral securing the Registrant’s payment obligations under the July Debentures.  The Trustee was authorized to enter into the Subordination Agreement in its capacity as trustee on behalf of each Subordinate Note Holder pursuant to the Purchase Agreements.

The foregoing descriptions of the Agency Agreement, the Purchase Agreements, the Note Indenture,  the Pledge and Security Agreement, and the Subordination Agreement are qualified in their entirety by the copies of each, which are filed as Exhibit 10.1, 10.2, 4.1, 4.2 and 4.3 respectively, to this Current Report on Form 8-K and which are hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

As set forth under Item 1.01 of this Current Report on Form 8-K, which information is incorporated by reference in response to this Item 2.03, on November 22, 2011, the Registrant issued the Debentures pursuant to the Note Indenture.    The Debentures will bear interest at a rate of 10% per annum from the date of issue, and are payable quarterly in arrears in equal installments on March 31, June 30 and September 30 of each year, with the first payment being made on March 31, 2012.  Upon the occurrence of an Event of Default (as defined in the Note Indenture), the principal amount of and accrued and unpaid interest on, all outstanding Debentures will be immediately due and payable upon declaration by Trustee or the Subordinate Note Holders.  Pursuant to the Note Indenture, if the Event of Default relates to a judgment of bankruptcy or insolvency of the Registrant or its subsidiary Borealis Mining Company, the principal amount of, and accrued and unpaid interest on, all outstanding Debentures will be due and payable immediately without any declaration or other action by the Trustee or the Subordinate Note Holders.  In this event, the Registrant will be required to pay Trustee the amount of principal and accrued and unpaid interest on the Debentures and all other fees and expenses applicable under the Note Indenture, together with interest.

Item 3.02	Unregistered Sale of Equity Securities.

As set forth under item 1.01 of this Current Report on Form 8-K, which information is incorporated by reference in response to this Item 3.02, on November 22, 2011, the Registrant issued 4,479 Units consisting of debentures and warrants (the “Offered Securities”).  The Registrant issued debentures in the aggregate principal amount of CAD$4,479,000 and warrants exercisable to acquire up to 3,359,250 shares of common stock of the Registrant.  The Offered Securities were offered and sold in private placements pursuant to exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) in reliance on Rule 506 of Regulation D and/or Section 4(2) of the U.S. Securities Act.

Item 9.01	Exhibits.

Exhibit	Description
4.1	Note Indenture, dated November 22, 2011
4.2	Pledge and Security Agreement, dated November 22, 2011
4.3	Subordination Agreement, dated November 22, 2011
4.4	Form of Warrant
10.1	Agency Agreement, dated November 14, 2011
10.2	Form of Debenture and Purchase Agreement, dated November 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON GOLD CORPORATION. (Registrant)

Dated: November 29, 2011	By: /s/ John L. Key_____________________ John L. Key Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
4.1	Note Indenture, dated November 22, 2011
4.2	Pledge and Security Agreement, dated November 22, 2011
4.3	Subordination Agreement, dated November 22, 2011
4.4	Form of Warrant
10.1	Agency Agreement, dated November 14, 2011
10.2	Form of Debenture and Purchase Agreement, dated November 22, 2011